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                    Daimler-Benz Auto Grantor Trust 1997-A
                           Monthly Servicing Report
                  Servicer: Mercedes-Benz Credit Corporation
                           Trustee: Citibank, N.A.



Collection Period: March 2000
Distribution Date: 4/20/2000


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                           Per $1,000 of Original
                                                                                                 Class A/Class B
                                                                                               Certificate Amount
                                                                                             ----------------------
     (i)   Principal Distribution
              Class A Amount                                               $10,345,529.88          $15.746156
              Class B Amount                                                  $487,485.71          $15.746156
    (ii)   Interest Distribution
              Class A Amount                                                  $693,428.88           $1.055416
              Class B Amount                                                   $32,674.66           $1.055416

   (iii)   Monthly Servicing Fee                                              $120,017.11           $0.174449
           ---------------------
                Monthly Supplemental Servicing Fee                                  $0.00           $0.000000
                Class A Percentage of the Servicing Fee                       $114,616.34           $0.174449
                Class A Percentage of the Supplemental Servicing Fee                $0.00           $0.000000
                Class B Percentage of the Servicing Fee                         $5,400.77           $0.174449
                Class B Percentage of the Supplemental Servicing Fee                $0.00

    (iv)   Class A Principal Balance (end of Collection Period)           $127,194,082.00
           Class A Pool Factor (end of Collection Period)                       19.359258%
           Class B Principal Balance (end of Collection Period)             $5,993,438.61
           Class B Pool Factor (end of Collection Period)                       19.359258%

     (v)   Pool Balance (end of Collection Period)                        $133,187,520.61

    (vi)   Class A Interest Carryover Shortfall                                     $0.00
           Class A Principal Carryover Shortfall                                    $0.00
           Class B Interest Carryover Shortfall                                     $0.00
           Class B Principal Carryover Shortfall                                    $0.00

   (vii)   Amount Otherwise Distributable to the Seller that is
              Distributed to Either the Class A or Class B
              Certificateholders                                                    $0.00           $0.000000


  (viii)   Balance of the Reserve Fund Property (end of
             Collection Period)
                Class A Amount                                              $6,879,784.34
                Class B Amount                                                      $0.00

    (ix)     Aggregate Purchase Amount of Receivables repurchased
                   by the Seller or the Servicer                                    $0.00


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